Exhibit 9(a)(6)

                                 HYBRIDON, INC.


                       AMENDMENT TO THE OFFER TO EXCHANGE
                        FOR SERIES A PREFERRED STOCK AND
                     WARRANTS OF HYBRIDON, INC. ("HYBRIDON")
                   ANY AND ALL OUTSTANDING PRINCIPAL AMOUNT OF
                AND ACCRUED BUT UNPAID INTEREST ON 9% CONVERTIBLE
                     SUBORDINATED NOTES DUE 2004 OF HYBRIDON

THE OFFER, AS AMENDED, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 10, 1998, UNLESS THE OFFER IS EXTENDED.


INTRODUCTION

         Hybridon, Inc., a Delaware corporation ("Hybridon"), is hereby amending the terms of the offer to exchange (the "Offer") with respect to its 9% Convertible Subordinated Notes due 2004 (the "Notes") set forth in its Offer to Exchange, dated February 6, 1998 (the "Original Offer to Exchange"). Unless otherwise provided in this Amendment (this "Amendment") to the Original Offer to Exchange or unless the context requires otherwise, the terms of and the conditions to the Offer contained in the Original Offer to Exchange remain unchanged. All capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Original Offer to Exchange.

         By a press release dated March 9, 1998, Hybridon announced that it extended (the "Expiration Date Extension") the original Expiration Date of the Offer for an additional 20 business days, or until 12:00 a.m., New York City time, on April 6, 1998. Pursuant to Rule 13e-4(f) of the Exchange Act, this Amendment requires a 10 business day extension to the Offer which shall be computed concurrently with the Expiration Date Extension. Accordingly, the new expiration date shall be 12:00 a.m., New York City time, on April 10, 1998, or the latest time and date to which the Offer is further extended (the "Expiration Date").

         As a result of certain proposed changes to the Restructuring and the New Offering under certain conditions (which changes and conditions are described in more detail below), Hybridon is hereby amending the Offer to provide for the issuance of the Alternative Consideration (as defined below) in exchange for principal amount of and accrued interest on the Notes in the event that the Equity Conditions (as defined and described below) are satisfied or Waived (as hereinafter defined). If the Equity Conditions are satisfied or Waived, all tendering Noteholders will receive the Alternative Consideration in lieu of the Original Consideration (as defined below). On the other hand, if the Equity Conditions are not satisfied or Waived, Hybridon shall proceed with the Restructuring and the New Offering described in the Original Offer to Exchange, and the consideration set forth in the Original Offer to Exchange (the "Original Consideration") will be issued to the tendering Noteholders upon acceptance for exchange of the tendered Notes, upon the terms and subject to the conditions set forth in the Original Offer to Exchange and the Exchange Agreement and the Letter of Transmittal, as amended. There can be no assurance that the
Alternative Equity Offering will be consummated or that the tendering Noteholders will receive in the Offer the Alternative Consideration in lieu of the Original Consideration or vice versa.

         The alternative consideration (the "Alternative Consideration") being offered per $1,000 in Exchange Value of the Notes tendered consists of (i) 10 shares of Series A Preferred Stock, with the revised terms as described below under "Alternative Consideration--Alternative Series A Preferred Stock" (the "Alternative Series A Preferred Stock"), and (ii) warrants ("Alternative Exchange Warrants") to purchase such number of shares of Hybridon Common Stock equal to 25% of the number of shares of Hybridon Common Stock into which such Alternative Series A Preferred Stock would be convertible at the Alternative Conversion Price (as defined below), having the terms set forth below under "Alternative Consideration--Alternative Exchange Warrants." In evaluating the Alternative Consideration to be issued in the event that the Equity Conditions are satisfied or Waived, unless otherwise indicated herein or the context indicates otherwise, the tendering Noteholders should substitute all references to and descriptions of Series A Preferred Stock and the Exchange Warrants in the Original Offer to Exchange with the descriptions of the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, respectively, set forth below. The descriptions and the terms of the Offer contained in the Original Offer to Exchange continue to be applicable if the Equity Conditions are not satisfied or Waived.

IMPORTANT: AS SET FORTH IN MORE DETAIL IN THE ACCOMPANYING AMENDMENT (THE "AMENDMENT TO THE LETTER OF TRANSMITTAL") TO THE EXCHANGE AGREEMENT AND LETTER OF TRANSMITTAL (THE "ORIGINAL LETTER OF TRANSMITTAL"), BY EXECUTING AND SENDING SUCH AMENDMENT TO THE LETTER OF TRANSMITTAL, THE BENEFICIAL OWNERS OF THE NOTES BEING SO TENDERED ARE THEREBY MAKING CERTAIN REPRESENTATIONS AND WARRANTIES REQUIRED IN CONNECTION WITH ISSUANCE OF SECURITIES UNDER SECTION 4(2) OF THE SECURITIES ACT. IN ADDITION, THE REGISTERED HOLDERS AND THE BENEFICIAL OWNERS OF SUCH NOTES ARE THEREBY MAKING CERTAIN OTHER REPRESENTATIONS AND WARRANTIES AND ARE THEREBY AGREEING TO BE BOUND BY CERTAIN COVENANTS CONTAINED THEREIN. SEE "ANCILLARY AGREEMENTS."

         IN ADDITION TO THE ORIGINAL LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS, ALL REGISTERED HOLDERS AND BENEFICIAL OWNERS OF NOTES BEING TENDERED MUST EXECUTE AND SEND SUCH AMENDMENT TO THE LETTER OF TRANSMITTAL TO THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE, REGARDLESS OF WHETHER THEY HAVE HERETOFORE TENDERED THEIR NOTES PURSUANT TO THE OFFER. UNLESS EACH REGISTERED HOLDER AND BENEFICIAL OWNER (IF DIFFERENT FROM THE REGISTERED HOLDER THEREOF) OF THE NOTES BEING TENDERED EXECUTES THE AMENDMENT TO THE LETTER OF TRANSMITTAL, THE TENDER WILL BE DEEMED INVALID.

         ANY TENDER OF NOTES NOT ACCOMPANIED BY PROPERLY EXECUTED AMENDMENT TO THE LETTER OF TRANSMITTAL AND ORIGINAL LETTER OF TRANSMITTAL WILL BE DEEMED INVALID. ALL REQUIRED DOCUMENTS MUST BE DELIVERED TO THE DEPOSITARY AT THE ADDRESS OR THE FACSIMILE NUMBER SHOWN ON THE BACK COVER OF THE ORIGINAL LETTER OF TRANSMITTAL AND IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ORIGINAL OFFER TO EXCHANGE, AS AMENDED HEREBY, AND IN THE ORIGINAL LETTER OF TRANSMITTAL.


AVAILABILITY OF INFORMATION

         Hybridon shall provide each Noteholder the opportunity to ask questions and receive answers concerning the terms and conditions of the Offer and to obtain any additional information which Hybridon possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with the Offer. The address of Hybridon's principal executive office is 620 Memorial Drive, Cambridge, MA 02139; telephone
(617) 528-7000.


ALTERNATIVE CONSIDERATION

         In the event that the Equity Conditions are satisfied or Waived, the tendering Noteholders will receive upon acceptance for exchange of the tendered Notes, in lieu of the Original Consideration, 10 shares of the Alternative Series A Preferred Stock and Alternative Exchange Warrants to purchase such number of shares of Hybridon Common Stock equal to 25% of the number of shares of Hybridon Common Stock into which such Alternative Series A Preferred Stock would be convertible at the Alternative Conversion Price. Any tender of Notes which involves denominations of less than $1,000 in Exchange Value thereof will be exchanged on a pro rata basis, except to the extent that such proration would result in the issuance of a fractional share of Alternative Series A Preferred Stock. In the event that such fractional share would result, Hybridon shall, at its sole discretion, either (a) round such fractional share to the nearest whole number of shares (with 0.5 being rounded up), or (b) pay in cash an amount equal to such fraction multiplied by $100 (which is the per share stated value of the Alternative Series A Preferred Stock). Hybridon will not issue any fractional shares of Alternative Series A Preferred Stock in the Offer. In the event that a tendering Noteholder would otherwise be entitled to receive a fractional Alternative Exchange Warrant, Hybridon shall round up such fractional Alternative Exchange Warrant to the nearest whole number of Alternative Exchange Warrants. The fair market value of the Alternative Series A Preferred Stock and Alternative Exchange Warrants will be allocated first to principal and then to accrued but unpaid interest on the principal amount of the Notes.

ALTERNATIVE SERIES A PREFERRED STOCK

         The following summary description of Alternative Series A Preferred Stock of Hybridon is necessarily incomplete and is thus qualified in its entirety by the form of Certificate of Designation of the Alternative Series A Preferred Stock which is attached as Annex A to this Amendment and such Certificate of Designation is incorporated herein by reference.

         The Certificate of Incorporation of Hybridon permits its Board of Directors to issue up to 5,000,000 shares of Hybridon Preferred Stock, in one or more series, to designate the number of shares constituting such series, and fix by resolution, the powers, privileges, preferences and relative, optional or special rights thereof, including liquidation preferences and dividends, and conversion and redemption rights of each such series. No shares of Hybridon Preferred Stock are currently outstanding. In the event that the Equity Conditions are satisfied or Waived, Hybridon will file, immediately prior to the acceptance for exchange of the Notes tendered into the Offer, with the Secretary of State of the State of Delaware a Certificate of Designation with respect to the Alternative Series A Preferred Stock, with the following designations:


Dividend:                  6.5% per annum,  payable  on the same dates  interest
                           payments are currently to be paid with respect to the Notes. The dividend may be paid with either cash or additional shares of Alternative Series A Preferred
                           Stock, at the option of Hybridon.

Liquidation Preference:    $100.00 per share plus accrued but unpaid dividends.

Ranking: The Alternative Series A Preferred Stock ranks, as to dividends and liquidation preference, senior to the Hybridon Common Stock. No shares of Series B Preferred Stock described in the Original Offer to Exchange will be issued in the event that the Equity Conditions are satisfied or Waived.

Conversion:                The Alternative Series A Preferred Stock shall not be
                           convertible into Hybridon Common Stock until the expiration of 12 months after the Closing Date (as defined under "Alternative Equity Offering" below).

                           The conversion price of the Alternative Series A Preferred Stock (the "Alternative Conversion Price") shall be 212.5% of the Common Stock Offering Price (as defined under "Alternative Equity Offering -- Equity Condition (i) Common Stock Offering -- Offering Price" below) of the Hybridon Common Stock sold in the Common Stock Offering (subject to antidilution adjustments set forth in the Certificate of Designation for the Alternative Series A Preferred Stock). The Alternative Series A Preferred Stock has no comparable provision to the Series A One-Year Reset described in the Original Offer to Exchange.

Mandatory Conversion
 or Redemption:            At any time after the  expiration  of 12 months after
                           the Closing Date (but only after April 1, 2000 in the
                           case of clause (ii) below),  if the closing bid price
                           of the Hybridon  Common Stock is at least 250% of the
                           then applicable  conversion  price of the Alternative
                           Series A Preferred  Stock for 20 trading  days in any
                           30  consecutive  trading day period ending three days
                           prior  to  the  date  of  notice  of   conversion  or
                           redemption,  as the  case  may be,  Hybridon  may (i)
                           cause the Alternative  Series A Preferred Stock to be
                           converted,  in whole or in part, into Hybridon Common
                           Stock at 200% of the Common Stock  Offering  Price or
                           (ii) redeem the Alternative  Series A Preferred Stock
                           for cash in an  amount  equal to  $100.00  per  share
                           (subject  to  appropriate  adjustment  to reflect any
                           stock split,  reclassification  or  reorganization of
                           the  Alternative  Series A Preferred  Stock) plus any
                           accrued but unpaid  dividends  (provided that holders
                           will have the right to convert into  Hybridon  Common
                           Stock,  at  the  Alternative  Conversion  Price,  any
                           shares  so  called  for   mandatory   conversion   or
                           redemption).

Class Voting Rights:       Hybridon shall not,  without the affirmative  vote or
                           consent  of  the  holders  of at  least  50%  of  all
                           outstanding  Alternative  Series A  Preferred  Stock,
                           voting  separately  as a class,  (i) amend,  alter or
                           repeal   any   provision   of  the   Certificate   of
                           Incorporation  or  the  By-laws  of  Hybridon  so  as
                           adversely to affect the relative rights, preferences,
                           qualifications,  limitations or  restrictions  of the
                           Alternative   Series  A  Preferred  Stock  (with  the
                           issuance of securities ranking prior to, or pari passu with, the Alternative Series A Preferred Stock
                           (A) upon a Liquidation Event (as defined in the Certificate of Designation for Alternative Series A
                           Preferred Stock) or (B) with respect to the payment of dividends or distributions, not being considered to so adversely affect), or (ii) authorize or issue, or increase the authorized amount of, the Alternative
                           Series A Preferred Stock,  other than the Alternative
                           Series A Preferred Stock issuable in connection with the transactions described under "Alternative Equity
                           Offering" below, issuable in the Offer or issuable as dividends on any shares of the Alternative Series A
                           Preferred Stock.


         HOLDERS OF ALTERNATIVE SERIES A PREFERRED STOCK TO BE ISSUED IN THE OFFER WILL NOT BE ENTITLED TO RECEIVE ANY RESET WARRANTS DESCRIBED IN THE ORIGINAL OFFER TO EXCHANGE. SEE "TERMS OF THE OFFER--CONSIDERATION BEING OFFERED--RESET WARRANTS" IN THE ORIGINAL OFFER TO EXCHANGE.

         Also    see    "Alternative    Equity     Offering--Preferred     Stock
Offering--Indenture Change of Control Prohibition."


ALTERNATIVE EXCHANGE WARRANTS

         The following summary description of the Alternative Exchange Warrants of Hybridon which may be issued in the Offer is necessarily incomplete and thus is qualified in its entirety by the form of Warrant Agreement (the "Alternative Warrant Agreement") which is attached as Annex B to this Amendment and incorporated herein by reference.

         In the event that the Alternative Equity Offering is consummated, each tendering Noteholder will receive upon acceptance for exchange by Hybridon, in addition to shares of the Alternative Series A Preferred Stock, the Alternative Exchange Warrants to purchase a number of shares of Hybridon Common Stock equal to 25% of the number of shares of Hybridon Common Stock into which the Alternative Series A Preferred Stock issued to such

Noteholder  pursuant  to the  Offer  would  be  convertible  at the  Alternative
Conversion Price. The Alternative Exchange Warrants shall be exercisable commencing 12 months after the Closing Date for a period of four years thereafter, at 212.5% of the Common Stock Offering Price. The Alternative Exchange Warrants are not subject to redemption at the option of Hybridon under any circumstances.

         Also    see    "Alternative    Equity     Offering--Preferred     Stock
Offering--Indenture Change of Control Prohibition."


REGISTRATION RIGHTS

         The following summary description of the registration rights to be granted to the tendering Noteholders in connection with the Offer is necessarily incomplete and thus is qualified in its entirety by the applicable provisions contained in the Amendment to the Letter of Transmittal and such provisions are incorporated herein by reference.

         The registration rights to be granted to the tendering Noteholders with respect to the Alternative Consideration is identical to those set forth under the caption "Terms of the Offer--Consideration Being Offered -- Registration Rights" in the Original Offer to Exchange, except that in the event that the Alternative Consideration is issued in the Offer Hybridon will agree to use its best efforts to file a Registration Statement no later than the earlier of (i) 60 days following the Closing Date and (ii) the date on which any registration statement under the Securities Act is filed in respect of the resale of any security sold in the Alternative Equity Offering.


ALTERNATIVE EQUITY OFFERING

         The Alternative Equity Offering is an alternative restructuring to the Restructuring of Hybridon's capital structure described in the Original Offer to Exchange which is conditioned upon the satisfaction or Waiver of the Equity Conditions set forth below (the "Alternative Equity Offering"). If successful, the Alternative Equity Offering is expected to enable Hybridon to raise up to $30,000,000 (less fees, commissions and expenses) in cash for use in Hybridon's operations and to reduce its debt service obligations, and will improve the financial position of Hybridon by reducing the indebtedness of Hybridon for financial reporting purposes, and thereby improve the chances of Hybridon being able to comply with the quantitative criteria for the listing of Hybridon Common Stock on the Nasdaq Stock Market.

         Hybridon will first attempt to consummate the Alternative Equity Offering, but if the same cannot be accomplished in a timely manner, Hybridon intends to continue to proceed with the Restructuring and the New Offering. To date, Hybridon has raised approximately $4.8 million in gross proceeds from the New Offering (the "New Offering Proceeds"). See "Recent Developments" below.

         There are three conditions precedent to the Alternative Equity Offering (the "Equity Conditions"), the consummation of which must take place, if at all, no later than the date on which Hybridon accepts for exchange at least $40 million principal amount of the Notes pursuant to the Offer (the date on which the Alternative Equity Offering is consummated being referred to herein as the "Closing Date"). Prior to acceptance for exchange of the tendered Notes by Hybridon, any of the Equity Conditions may be waived by the mutual consent of Hybridon and the person selected by the tendering Noteholders to serve as the initial Designated Director ("Waived" or "Waiver" as used herein meaning such waiver). The Equity Conditions are as follows:

         (i) Hybridon raises gross proceeds from the sale (the "Common Stock Offering") of Qualified Securities (as hereinafter defined under the caption "Equity Condition (i) -- Common Stock Offering") in an amount, and sells a number of Qualified Securities, mutually acceptable to Hybridon and the person selected by the tendering Noteholders to serve as the initial Designated Director;

         (ii) Hybridon raises gross proceeds from the sale (the "Preferred Stock Offering") of shares of Alternative Series A Preferred Stock (the terms of which shall be identical to the Alternative Series A Preferred Stock constituting a part of the Alternative Consideration) and warrants (the terms of which shall be as set forth below in "Equity Condition (ii) -- Preferred Stock Offering -- Preferred Warrants") in an amount equal to or exceeding $10 million; and

         (iii) Hybridon exchanges (the "Offering Notes Exchange") all of the then outstanding principal amount of and interest on the Offering Notes and the warrants issued therewith for shares of Hybridon Common Stock and warrants upon the terms set forth below under the caption "Equity Condition (iii) -- Offering Notes Exchange."

         The summary terms of the transactions referred to above are as follows:


1.   EQUITY CONDITION (I)--
     COMMON STOCK OFFERING

     SECURITIES                     Hybridon   Common   Stock,   together   with
                                    applicable   warrants  as  described   below
                                    (collectively, "Qualified Securities").


     OFFERING SIZE An amount in gross proceeds, and a number of Qualified Securities, mutually acceptable to Hybridon and the person selected by the tendering Noteholders to serve as the Designated Director.

     COMMON STOCK OFFERING PRICE    The  greater of (a) 85% of the Market  Price
                                    (as defined below) determined as of the Closing Date, or (b) $2.00 per share (the
                                    "Common Stock Offering Price"). As used herein, the term "Market Price" refers to the average reported closing bid price of Hybridon Common Stock for the five trading days immediately preceding the Closing Date.

     COMMON WARRANTS                Purchasers in the Common Stock Offering will
                                    receive  warrants  to  purchase   additional
                                    shares of Hybridon Common Stock equal to 25%
                                    of the number of shares of  Hybridon  Common
                                    Stock   purchased   in  the   Common   Stock
                                    Offering,  exercisable at 120% of the Common
                                    Stock  Offering  Price  for a period of five
                                    years  commencing on the Closing Date. These
                                    warrants   are   not   subject   to  a  call
                                    provision.

     CONTRACTUAL RIGHT TO
     LIQUIDATION PUT                Each  purchaser in the Common Stock Offering
                                    shall  have  the  right  (the   "Liquidation
                                    Put"),  pari passu with  participants in the
                                    Offering Notes Exchange, to require Hybridon
                                    to repurchase with cash the number of shares
                                    of  Hybridon   Common  Stock  sold  to  such
                                    purchaser in the Alternative Equity Offering
                                    at the Common Stock Offering Price. However,
                                    each such  purchaser  will  covenant  not to
                                    exercise  the  Liquidation  Put  unless  (a)
                                    Hybridon  liquidates,  dissolves or winds up
                                    its   affairs    pursuant   to    applicable
                                    bankruptcy  law,   whether   voluntarily  or
                                    involuntarily,  (b)  all of  the  securities
                                    issued under the  Indenture  relating to the
                                    9%  Notes  have  been  paid in  full  and no
                                    obligations remain under such Indenture, (c)
                                    all other  indebtedness  and  obligations of
                                    Hybridon (including, without limitation, the
                                    indebtedness under Hybridon's loan agreement
                                    with   Silicon   Valley   Bank  (the   "Loan
                                    Agreement"))  has been paid in full, and (d)
                                    all  rights of the  holders of any series or
                                    class of  capital  stock  ranking  prior and
                                    senior to the  Hybridon  Common  Stock  with
                                    respect to liquidation  (including,  without
                                    limitation,   the   Alternative   Series   A
                                    Preferred Stock) have been satisfied in full.

     CLOSING DATE The Closing Date, upon the consummation of the closing of each other transaction forming a part of the Alternative Equity Offering. See above regarding the Equity Conditions.

     LOCK-UP Those Qualified Securities sold in the Common Stock Offering pursuant to Regulation S under the Securities Act and the Hybridon Common Stock into which any such Qualified Securities are exercisable (collectively, the "Lock-up Securities") will be subject to a "lock-up" for a period ending on the one-year anniversary of the Closing Date, except to the extent such securities are sold or transferred pursuant to an effective registration statement. In addition, for each purchaser in the Common Stock Offering, 75% of such purchaser's Lock-up Securities shall be subject to a "lock-up" for the first three months following the effective date of the applicable registration statement (the "Common Lock-up Date"). Thereafter, 50% of such securities will be subject to such a "lock-up" until six months following the Common Lock-up Date and the remaining 25% of such securities will be "locked-up" until nine months following the Common Lock-up Date.

                                    Furthermore,  purchasers in the Common Stock
                                    Offering  (including   participants  in  the
                                    Offering Notes Exchange) will be prohibited,
                                    from the date that each such  purchaser  was
                                    first   contacted   with   respect   to  the
                                    potential    purchase   of   the   Qualified
                                    Securities  through the last date upon which
                                    such purchaser holds any Lock-up Securities,
                                    from  (i)  selling   "short"  or   "shorting
                                    against   the  box"  (as  those   terms  are
                                    generally understood) any equity security of Hybridon or (ii) otherwise engaging in any transaction which involves hedging of such purchaser's position in the securities of Hybridon.

     COMMON PLACEMENT AGENT
     COMPENSATION                   The  placement  agent for the  Common  Stock
                                    Offering (the "Common Placement Agent") will
                                    receive  fees  consisting  of  (i) 9% of the
                                    gross  proceeds of the Common Stock Offering
                                    (the  "Common  Gross   Proceeds"),   (ii)  a
                                    non-accountable  expense  allowance equal to
                                    4% of the Common Gross  Proceeds,  and (iii)
                                    warrants to  purchase  such number of shares
                                    of Hybridon Common Stock equal to 10% of the
                                    aggregate   number  of  shares  of  Hybridon
                                    Common   Stock  sold  in  the  Common  Stock
                                    Offering,  exercisable at 120% of the Common
                                    Stock  Offering  Price  for a period of five
                                    years  from  the  Closing  Date,   provided,
                                    however,   that  in  no  event   shall   the
                                    Placement Agent be permitted to receive compensation in excess of the level which would not result in a breach under the Indenture.

2.   EQUITY CONDITION (II)--
     PREFERRED STOCK OFFERING

     SECURITIES                     Alternative   Series  A   Preferred   Stock,
                                    together   with   applicable   warrants   as
                                    described  below  (collectively,  "Preferred
                                    Offering Securities").

     OFFERING                       SIZE $10.0  million  in gross cash  proceeds
                                    (exclusive of the reinvestment described below under the caption "Preferred Placement Agent Compensation").

     OFFERING                       PRICE  70%  of  the  stated   value  of  the
                                    Alternative Series A Preferred Stock, or $70 per share.

     DIVIDEND 6.5% per annum, payable on the same dates interest payments are currently paid with respect to the Notes. The dividend may be paid either in cash or additional shares of the Alternative Series A Preferred Stock (at its full stated value).

     CONVERSION                     See "Alternative  Consideration--Alternative
                                    Series A Preferred Stock--Conversion."

     PREFERRED WARRANTS             Purchasers  of  the  Alternative   Series  A
                                    Preferred   Stock  in  the  Preferred  Stock
                                    Offering shall receive  warrants to purchase
                                    a number of shares of Hybridon  Common Stock
                                    equal  to  25%  of the  number  of  Hybridon
                                    Common  Stock into which  their  Alternative
                                    Series A Preferred  Stock is  convertible at
                                    the  Alternative   Conversion   Price.  Such
                                    warrants shall be exercisable commencing 12 months after the Closing Date at 120% of the Common Stock Offering Price and for a period of four years thereafter. These warrants are not subject to a call provision.

     MANDATORY CONVERSION OR
     REDEMPTION                     See "Alternative  Consideration--Alternative
                                    Series    A    Preferred    Stock--Mandatory
                                    Conversion or Redemption."

     CLOSING DATE                   The Closing Date,  upon the  consummation of
                                    the   closing  of  each  other   transaction
                                    forming  a part  of the  Alternative  Equity
                                    Offering.  See above  regarding  the  Equity
                                    Conditions.

     INDENTURE CHANGE OF CONTROL
     PROHIBITION                    The   Certificate  of  Designation  for  the
                                    Alternative Series A Preferred Stock and the
                                    Alternative  Warrant  Agreement with respect
                                    to  the  Offer  shall   contain   provisions
                                    designed to ensure that no change of control event is triggered under the Indenture.

     OTHER RESTRICTIONS             Purchasers in the Preferred  Stock  Offering
                                    will be prohibited,  from the date that each
                                    such  purchaser  was  first  contacted  with
                                    respect  to  the   potential   purchase   of
                                    Preferred  Offering  Securities  through the
                                    last date upon  which such  purchaser  holds
                                    such, or any underlying, securities from (i)
                                    selling  "short" or  "shorting  against  the
                                    box"   (as   those   terms   are   generally
                                    understood)  any equity security of Hybridon
                                    or   (ii)   otherwise    engaging   in   any
                                    transaction  which involves  hedging of such
                                    purchaser's  position in the  securities  of
                                    Hybridon;   provided,   however,  that  such
                                    purchaser  may  have  an   aggregate   short
                                    position  covering  a   number  of   shares
                                    of   Hybridon   Common   Stock   fewer  than
                                    the  quotient  of  (a)  the  product  of (x)
                                    the number of shares of Alternative Series A
                                    Preferred  Stock  owned  by  such  purchaser
                                    multiplied  by (y) the Dividend  Base Amount
                                    (as   defined   in   the    Certificate   of
                                    Designation  with respect to the Alternative
                                    Series A Preferred Stock), divided by (b) the Alternative Conversion Price then in effect.

     PREFERRED PLACEMENT AGENT
     COMPENSATION                   The placement  agent for the Preferred Stock
                                    Offering (the "Preferred  Placement  Agent")
                                    will  receive fees  consisting  of (i) 9% of
                                    the gross  proceeds of the  Preferred  Stock
                                    Offering (the "Preferred  Gross  Proceeds"),
                                    (ii)  a  non-accountable  expense  allowance
                                    equal to 4% of the Preferred Gross Proceeds,
                                    and (iii)  warrants to purchase  such number
                                    of shares of Hybridon  Common Stock equal to
                                    10% of the  number  of  shares  of  Hybridon
                                    Common  Stock  into  which  the  Alternative
                                    Series  A   Preferred   Stock  sold  in  the
                                    Preferred  Stock  Offering is convertible at
                                    the Alternative  Conversion Price, provided,
                                    however,   that  in  no  event   shall   the
                                    Preferred  Placement Agent receive an amount
                                    of equity securities of Hybridon which could
                                    result  in  the  Preferred  Placement  Agent
                                    being deemed as an  "affiliate" of Hybridon,
                                    as such term is  defined  in the  Indenture,
                                    after   taking   into   account   all  other
                                    securities   beneficially   owned   by   the
                                    Preferred Placement Agent. Such warrants shall be exercisable commencing 12 months after the Closing Date for a period of four years thereafter, and shall have an exercise price equal to 120% of the Common Stock
                                    Offering Price.

                                    The Preferred  Placement Agent has agreed to
                                    reinvest  all of its  fees  (other  than the
                                    out-of-pocket  expenses  incurred  by it) by
                                    purchasing    from   Hybridon    shares   of
                                    Alternative  Series A Preferred Stock at the
                                    offering  price  thereof  in  the  Preferred
                                    Stock   Offering,   and   the   accompanying
                                    warrants to be sold in the  Preferred  Stock
                                    Offering.

                                    Hybridon   has   been   informed   that  the
                                    Preferred Placement Agent and its affiliates
                                    beneficially    own    an    aggregate    of
                                    approximately $5 million in principal amount of the Notes.

3.   EQUITY CONDITION (III)--
     OFFERING NOTES EXCHANGE

     HYBRIDON COMMON STOCK          The principal of and accrued interest on the
                                    Offering  Notes and the warrants sold in the
                                    New  Offering  shall  be  exchanged  for (a)
                                    Hybridon  Common  Stock at the Common  Stock
                                    Offering   Price  and  (b)  the   applicable
                                    warrants  described  below.   Purchasers  of
                                    Units in the Note Offering are not obligated to accept the Offering Notes Exchange, and there can be no assurance that they will do so.

     WARRANTS The warrants issued with the Offering Notes in the New Offering will be exchanged for warrants identical to the warrants to be sold in the Common Stock Offering, except that such warrants are exercisable for such number of shares of Hybridon Common Stock equal to 30% of the number of shares of Hybridon Common Stock issued in exchange for the Offering Notes.

     CONTRACTUAL RIGHT TO
     LIQUIDATION                    PUT The  holders of  Hybridon  Common  Stock
                                    acquired in the Offering Notes Exchange will
                                    be entitled to the Liquidation Put described
                                    above  under   "Equity   Condition   (i)  --
                                    Contractual Right to Liquidation Put."

     CLOSING DATE The Closing Date, upon the consummation of the closing of each other transaction forming a part of the Alternative Equity Offering. See above regarding the Equity Conditions.

     LOCK-UP                        See "Equity  Condition  (i) -- Common  Stock
                                    Offering -- Lock-up".


LIMITATIONS ON RESALE OF HYBRIDON STOCK

         The Series A Preferred Stock and the Exchange Warrants, or the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, as the case may be, to be issued in exchange for the Notes in the Offer, as well as the Hybridon Common Stock issuable upon conversion or exercise of any of the foregoing securities, shall have the status of securities acquired in a transaction under the so-called "private placement" exemption under Section 4(2) of the Securities Act and cannot be resold by the tendering Noteholders without registration under the Securities Act or an exemption therefrom. Hybridon has agreed to use its best efforts to file a shelf registration statement under the Securities Act of the Series A Preferred Stock or the Alternative Series A Preferred Stock, as the case may be, and the Hybridon Common Stock underlying Series A Preferred Stock and the Exchange Warrants, or the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, as the case may be. See "Alternative Consideration--Registration Rights" and "Terms of the Offer -- Consideration Being Offered -- Registration Rights" in the Original Offer to Exchange. Prior to the effectiveness of the registration statement covering such securities, however, the holders thereof may not sell any such securities without an exemption from registration under the Securities Act.

         Each certificate representing the Series A Preferred Stock or the Exchange Warrants, or the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, as the case may be, and the Hybridon Common Stock issuable upon conversion or exercise thereof, shall contain a legend to the effect that the securities represented by such certificate have the status of securities acquired in transaction under an exemption of Section 4(2) of the Securities Act and cannot be resold without registration under the Securities Act or an exemption therefrom.

ANCILLARY AGREEMENTS

         In addition to the description appearing under the caption "Purpose of the Offer; Certain Effects of the Offer--Ancillary Agreements" in the Original Offer to Exchange with respect to the ancillary agreements to be entered into by the tendering Noteholders, in case the Alternative Equity Offering is
consummated,   the  following   modifications  to  such  description   shall  be
applicable:

         (i) Under the caption "Purpose of the Offer; Certain Effects of the Offer--Ancillary Agreements--Certain Sale Restrictions" in the Original Offer to Exchange, substitute all references to the term "Series A Preferred Stock" with "Alternative Series A Preferred Stock";

         (ii) Under the caption "Purpose of the Offer; Certain Effects of the Offer--Ancillary Agreements--Restrictions on Indebtedness and Senior Equity Issuances; Affiliate Transactions" in the Original Offer to Exchange, substitute all references to the term "Restructuring Trigger" with the term "the consummation of the Alternative Equity Offering," and substitute all references to the term "Series A Preferred Stock" with "Alternative Series A Preferred Stock";

         (iii) Under the caption "Purpose of the Offer; Certain Effects of the Offer--Ancillary Agreements--Board Seat" in the Original Offer to Exchange, substitute in its entirety the description appearing thereunder with the following:

                           Following the consummation of the Alternative Equity Offering, for so long as at least 50% of the Alternative Series A Preferred Stock initially issued in the Offer remains outstanding, the holders of such Alternative Series A Preferred Stock issued in the Offer shall be entitled to designate one member for nomination to the Board of Directors of Hybridon (the "Designated Director"), provided that such nominee is reasonably acceptable to Hybridon. The initial Designated Director shall be Mr. Art Berry (unless the holders of a majority of the Alternative Series A Preferred Stock to be issued in the Offer shall instruct otherwise in the Amendment to the Letter of Transmittal, in which case, the person receiving the most votes thereon shall become the initial Designated Director), to hold office until his successor is duly elected and qualified or until his earlier resignation or removal; and

         (iv) Under the caption "Purpose of the Offer; Certain Effects of the Offer--Ancillary Agreements--Board Seat" in the Original Offer to Exchange, substitute all references to the term "Series A Preferred Stock" with "Alternative Series A Preferred Stock."

         In addition, the accompanying Amendment to the Letter of Transmittal contains certain representations and warranties which must be made by the beneficial owners of the Notes being tendered which are required in connection with the issuance of securities under Section 4(2) of the Securities Act. If any such beneficial owner is not an "accredited investor" (as such term is defined in Rule 501 under the Securities Act), such beneficial owner must certify that he, either alone or with his purchaser representative (who, if any, must meet the criteria set forth in Rule 501(h) under the Securities Act), possess such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the Offer. In addition, such beneficial owner must make certain representations as to investment intent. UNLESS SUCH AMENDMENT IS EXECUTED BY BOTH THE REGISTERED HOLDER AND BENEFICIAL OWNER OF THE NOTES BEING TENDERED, SUCH TENDER WILL BE DEEMED INVALID.

CERTAIN CONDITIONS OF THE OFFER

         Notwithstanding any other provision of the Offer, Hybridon will not be required to accept for exchange or exchange any Notes tendered, and may terminate or amend the Offer with respect thereto, and may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of Notes) the exchange of Notes tendered, if any of the following shall have occurred at any time after the date of this Amendment to the Offer to Exchange and prior to the Expiration Date (whether or not such occurrence shall be continuing at the time of such termination, amendment or postponement):

                  (a) any action or proceeding shall have been threatened, instituted, pending or taken, or approval shall have been withheld, withdrawn or abrogated, or any statute, rule, regulation, judgment, order or injunction shall have been threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Hybridon, by any legislative body, court, authority, agency or tribunal or any other person, including the Securities and Exchange Commission (the "Commission") or the States of Delaware or Massachusetts, that, in Hybridon's sole judgment, would or might directly or indirectly (i) make the acceptance for exchange of, or exchange of, some or all of the Notes illegal or challenge the acquisition of such Notes or otherwise or in any manner relate to or affect the Offer, (ii) materially impair the contemplated benefits of the Offer to Hybridon or (iii) materially affect the business, condition (financial or other), income, operations or prospects of Hybridon, or otherwise materially impair in any way the contemplated future conduct of the business of Hybridon;

                  (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on Hybridon's business, operations, prospects or ability to obtain financing generally or the trading in the equity securities of Hybridon, (iii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in Hybridon's sole judgment, might affect, the extension of credit by lending institutions in the United States, (iv) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, in Hybridon's sole judgment, a material acceleration or worsening thereof; and

                  (c) the aggregate number of purchasers or recipients of securities in the Common Stock Offering, the Preferred Stock Offering, the Offering Notes Exchange and the Offer who are not "accredited investors" (as such term is defined in Rule 501 promulgated under the Securities Act), excluding purchasers of securities sold in reliance on Regulation S under the Securities Act, shall exceed 35.

         The foregoing conditions are for the sole benefit of Hybridon and may be asserted by Hybridon regardless of the circumstances (including any action or inaction by Hybridon) giving rise to any such condition, and any such condition may be waived by Hybridon, in whole or in part, at any time and from time to time in its sole discretion. The failure by Hybridon at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by Hybridon concerning the events described above will be final and binding on all parties.

RECENT DEVELOPMENTS

         On February 9, 1998, Hybridon announced that it sold $2,384,000 in principal amount of the Offering Notes and certain warrants to purchase shares of Hybridon Common Stock.

         Although Hybridon has raised approximately $4.8 million in gross proceeds from the New Offering described in the Original Offer to Exchange, as of the date hereof, Hybridon continues to have very limited cash resources and substantial obligations to lenders (including the Noteholders and the Bank), equipment lessors, real estate landlords and trade creditors. Hybridon's ability to continue operations in 1998 depends on its success in raising new funds. If Hybridon is unable to obtain a substantial amount of additional funding beginning in April 1998, it will be required to terminate its operations or seek relief under applicable bankruptcy law by the end of April 1998.

         Hybridon has been informed by Arthur Andersen LLP, its independent public accountants, that their report on Hybridon's December 31, 1997 financial statements will contain an explanatory fourth paragraph addressing the significant uncertainty regarding Hybridon's ability to continue operating as a going concern.

PRICE RANGE OF HYBRIDON COMMON STOCK

         The high and low bid prices of the Hybridon Common Stock for the quarter ending March 31, 1998 (through March 27, 1998) were $3 23/64 and $1, respectively. The last reported bid price on the Nasdaq OTC Bulletin Board, as of the close of business on March 27, 1998, for the Hybridon Common Stock was $2.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                       IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                           Nine Months Ended
                            Years Ended December 31,                         September 30,
                             ----------------------      -----------------------------------------------------
                               1995         1996           1996           1997        1997            1997
                                                                                                  Pro Forma As
                                                                                   Pro Forma(1)   Adjusted (2)
                             ======================      =====================================================

Revenues                     $  1,405      $  4,009      $  2,946      $  3,143      $  3,143      $  3,143

Interest Expense                 (173)         (124)          (88)       (3,223)         (973)         (973)

Net Loss                      (34,547)      (46,853)      (32,458)      (49,977)      (47,727)      (47,727)

Net Loss Applicable to
Common Stockholders (3)       (34,547)      (46,853)      (32,458)      (49,977)      (49,352)      (49,706)

Basic and Diluted Loss per
Share (3)                    $ (11.02)     $  (9.67)     $  (6.78)     $  (9.90)     $  (9.78)     $  (4.24)

Shares used in Basic and
Diluted Loss per Share          3,135         4,843         4,786         5,047         5,047        11,714

                                                                                                   Capitalization
                                                                                              As of September 30, 1997
                                                                             -----------------------------------------------------
                                                                                           In thousands, except share data
                                                                                                                     Pro Forma
                                                                                   Actual         Pro Forma (1)    As Adjusted(2)
                                                                             -----------------------------------------------------

Current Portion Long Term Debt                                                   $   8,063        $   8,063        $   8,063

Long-Term Debt, Net of Current Portion                                               3,557            3,557            3,557

9% Convertible Subordinated Notes Payable                                           50,000             --               --

Stockholders' (Deficit) Equity

   Series A Convertible Preferred Stock, $.01 par value 1,033,232 authorized; issued and outstanding 522,500 pro forma and 678,214 shares
   pro forma as adjusted                                                               --                 5                7

    Common Stock, $.001 par value, 100,000,000 shares authorized;
   issued and outstanding 5,058,450 actual and pro forma, 15,058,450
   pro forma as adjusted                                                                 5                5               15

   Additional Paid In Capital                                                      173,692          223,321          249,309

   Deficit Accumulated During the Development Stage                               (199,171)        (199,171)        (199,171)

   Deferred Compensation                                                            (1,148)          (1,148)          (1,148)
                                                                             -----------------------------------------------------
         Total Stockholders' (Deficit) Equity                                      (26,622)          23,012           49,012
                                                                             -----------------------------------------------------
                  Total Capitalization                                           $  34,998        $  34,632        $  60,632
                                                                             =====================================================

OTHER FINANCIAL DATA:


                                       Years Ended                                     Nine Months Ended
                                       December 31,                                      September 30,
                                    ------------------           -------------------------------------------------------------------
                                                                      1997                   1997                      1997

                                     1995       1996                                                                 Pro Forma
                                                                     Actual              Pro Forma(1)             As Adjusted (2)
                                   ------------------------------------------------------------------------------------------------

Ratio of Earnings to Fixed            -            -                    _                     _                          _
Charges (4)

Book Value per Common Share          3.33       4.54                 (5.26)                 (5.78)                    (1.25)
(5)

(1) Pro forma to give effect to the exchange of $50.0 million in principal amount of the Notes and $2,250,000 of accrued interest thereon for the Alternative Series A Preferred Stock and the writeoff of $2,616,000 of deferred financing costs to addition paid in capital. There can be no assurance that $50.0 million in principal amount of the Notes will be exchanged. Such pro forma adjustments do not reflect the impact of the issuance of additional shares of the Alternative Series A Preferred Stock or the issuance of Hybridon Common Stock in the Alternative Equity Offering.

(2) Pro forma as adjusted to give effect to the exchange of $50.0 million in principal amount of the Notes and $2,250,000 of accrued interest thereon for the Alternative Series A Preferred Stock, the writeoff of $2,616,000 of deferred financing costs to additional paid in capital, the issuance of $10.9 million of the Alternative Series A Preferred Stock in the Preferred Stock Offering, before estimated issuance costs of $1.3 million and the issuance of $20.0 million of Hybridon Common stock, before issuance costs of $3.6 million. Approximately $900,000 of the estimated issuance costs on the Alternative Series A Preferred Stock will be reinvested in the Preferred Stock Offering to purchase additional shares of the Alternative Series A Preferred Stock. There can be no assurance that $50.0 million in principal amount of the Notes will be exchanged and $10.9 million of the Alternative Series A Preferred Stock and the $20.0 million of Hybridon Common Stock will be issued in the Alternative Equity Offering.

(3) Basic and diluted loss per share is computed by dividing net loss applicable to common stockholders (net loss plus cumulative preferred stock dividends) by the weighted-average number of common shares outstanding during the period. Diluted loss per share is the same as basic loss per share since the effect of convertible securities and common stock equivalents would be antidilutive. For purposes of calculating the Pro Forma As Adjusted net loss per share, the shares used in the loss per share calculation assumes an offering price of $2.00 per share for the Hybridon Common Stock to be issued in the Common Stock Offering. In addition, the shares are weighted for the nine month period assuming the issuance thereof occurred on April 1, 1997.

(4) For the purpose of calculating the ratio of earnings to fixed charges, earnings represent Hybridon's loss from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest portion of rental expense on non-cancelable leases and amortization of debt issuance costs and debt discount. Hybridon's earnings have been inadequate to meet its fixed charges for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 by $33.9 million, $46.4 million, $32.1 million and $44.7 million, respectively. On a pro forma and pro forma as adjusted basis as described in notes (1) and (2) above, Hybridon's earnings would be inadequate to meet its fixed charges by $44.7 million in the nine months ended September 30, 1997.

(5) Book value per common share is computed by dividing net assets by the number of common shares outstanding at the end of the period. Net assets is equal to stockholders' (deficit) equity less the liquidation value of preferred stock ($100.00 per share).

SOURCE AND AMOUNT OF CONSIDERATION

         Assuming that Hybridon exchanges the Alternative Consideration for all outstanding Notes pursuant to the Offer, the total amount of consideration to be paid by Hybridon will consist in the aggregate of (i) approximately 678,214 shares of the Alternative Series A Preferred Stock, which shall be issued from Hybridon's authorized but unissued shares of Hybridon Preferred Stock, (ii) Alternative Exchange Warrants to purchase such number of shares of Hybridon Common Stock equal to 25% of the number of shares of Hybridon Common Stock into which such shares of Series A Preferred Stock are convertible at the Alternative Conversion Price. In addition, Hybridon expects to incur fees and other expenses. See "Fees and Expenses" in the Original Offer to Exchange.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the event that the Alternative Equity Offering is consummated, all references to Series A Preferred Stock and the Exchange Warrants appearing under the caption "Certain Federal Income Tax Consequences" in the Original Offer to Exchange shall be deemed to refer to the Alternative Series A Preferred Stock and the Alternative Exchange Warrants, respectively.

SELECTED FINANCIAL DATA

The information set forth in Item 6, Part II of the 10-K, which was attached as Annex D to the Original Offer to Exchange, is incorporated herein by reference.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                       IN THOUSANDS, EXCEPT PER SHARE DATA

                                           YEARS ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                          -----------------------------------------------------------------------------------------
                                                                            1996           1997            1997              1997
                                                                                                            PRO           PRO FORMA
STATEMENT OF OPERATIONS DATA:               1995            1996           ACTUAL          ACTUAL         FORMA(1)    AS ADJUSTED(2)
                                          -----------------------------------------------------------------------------------------
Revenues                                  $  1,405        $  4,009        $  2,946        $  3,143        $  3,143        $  3,143
Net Loss                                   (34,547)        (46,853)        (32,458)        (49,977)        (47,727)        (47,727)
Net Loss Applicable to
   Common Shareholders(3)                  (34,547)        (46,853)        (32,458)        (49,977)        (49,352)        (49,706)
Basic and Diluted Loss per Share(3)       $ (11.02)       $  (9.67)       $  (6.78)       $  (9.90)       $  (9.78)       $  (4.24)
Shares Used in Basic and
   Diluted Loss per share                    3,135           4,843           4,786           5,047           5,047          11,714

                                                      AS OF DECEMBER 31,                       AS OF SEPTEMBER 30, 1997
                                                                                                                     PRO FORMA
BALANCE SHEET DATA                                  1995             1996            ACTUAL        PRO FORMA(1)    AS ADJUSTED(2)
Cash, Cash Equivalents and Short-Term
   Investments(4)                                $   5,284        $  16,419        $  14,792        $  14,792        $  40,792
Working Capital (Deficit)                              210            8,999           (2,623)            (373)          25,627
Total Assets                                        19,618           41,537           46,603           43,987           69,987
Long-Term Debt, Net of Current Portion               1,145            9,032            3,557            3,557            3,557
9% convertible Subordinated Notes Payable             --               --             50,000             --               --
Deficit Accumulated During the Development
    Stage                                         (102,341)        (149,194)        (199,171)        (199,171)        (199,171)
Total Stockholders' Equity (Deficit)             $  12,447        $  22,855        $ (26,622)       $  23,012        $  49,012



                             QUARTERLY FINANCAL DATA
                       IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                            THREE MONTHS ENDED
                                                               ----------------------------------------------------
                                                                   MARCH 31,       JUNE 30,       SEPTEMBER 30,
                                                                     1997            1997            1997
                                                               ----------------------------------------------------
Revenues                                                          $  1,059        $  1,415        $    668
Operating Expenses                                                 (15,077)        (18,941)        (19,102)
Net Loss                                                           (14,018)        (17,525)        (18,434)
Basic and Diluted Loss per Share (3)                                 (2.78)          (3.47)          (3.65)
Cash, Cash Equivalents and Short-Term Investments(4)                 2,490          28,648          14,792
Total Assets                                                        30,967          61,309          46,603
Total Current Liabilities                                           12,302           9,571          19,668
Long-Term Debt and Capital Lease Obligation, Net of Current          9,500          10,020           3,557
Portion
9% Convertible Subordinated Notes Payable                             --            50,000          50,000
Total Stockholders' Equity (Deficit)                                 9,165          (8,281)        (26,622)

(1) Pro forma to give effect to the exchange of $50.0 million in principal amount of the Notes and $2,250,000 of accrued interest thereon for the Alternative Series A Preferred Stock and the writeoff of $2,616,000 of deferred financing costs to additional paid in capital. There can be no assurance that $50.0 million in principal amount of the Notes will be exchanged. Such pro forma adjustments do not reflect the impact of the issuance of additional shares of the Alternative Series A Preferred Stock or the issuance of Hybridon Common Stock in the Alternative Equity Offering.

(2) Pro forma as adjusted to give effect to the exchange of $50.0 million in principal amount of the Notes and $2,250,000 of accrued interest thereon for the Alternative Series A Preferred Stock, the writeoff of $2,616,000 of deferred financing costs to additional paid in capital, the issuance of $10.9 million of the Alternative Series A Preferred Stock in the Preferred Stock Offering, before estimated issuance costs of $1.3 million, and the issuance of $20.0 million of Hybridon Common Stock, before issuance costs of $3.6 million. Approximately $900,000 of the estimated issuance costs on the Alternative Series A Preferred Stock will be reinvested to purchase additional shares of the Alternative Series A Preferred Stock. There can be no assurance that $50.0 million in principal amount of the Notes will be exchanged and $10.9 million of the Alternative Series A Preferred Stock and the $20.0 million of Hybridon Common Stock will be issued in the Alternative Equity Offering.

(3) Basic and diluted loss per share is computed by dividing net loss applicable to common stockholders (net loss plus cumulative preferred stock dividends) by the weighted-average number of common shares outstanding during the period. Diluted loss per share is the same as basic loss per share since the effect of convertible securities and common stock equivalents would be antidilutive. For purposes of calculating the Pro Forma As Adjusted net loss per share, the shares used in the loss per share calculation assumes an offering price of $2.00 per share for the Hybridon Common Stock to be issued in the Common Stock Offering. In addition, the shares are weighted for the nine month period assuming the issuance occurred on April 1, 1997.

(4)  Short-term   investments  consisted  of  U.S.  government  securities  with maturities greater than three months but less than one year from the purchase date.


                     This Amendment is dated March 30, 1998

ANNEXES TO AMENDMENT TO THE OFFER TO EXCHANGE

Annex A Form of Certificate of Designation of the Alternative Series A Preferred
        Stock of Hybridon

Annex B Form of Warrant Agreement for the Alternative Exchange Warrants**

Annex C Current Report on Form 8-K, dated February 9, 1998, of Hybridon

-----------------
**  Form of Warrant Certificate is attached as Exhibit A thereto.

                                                                         ANNEX A
Revised
Structure
                           CERTIFICATE OF DESIGNATION

                                       for

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                                  HYBRIDON INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


          HYBRIDON INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that pursuant to the authority conferred on the board of directors of the Corporation (the "Board of Directors") by the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution establishing a series of __________/1/ shares of preferred stock of the Corporation designated as "Series A Convertible Preferred Stock":

          RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, a series of preferred stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative participating, optional or other special rights of, the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      Series A Convertible Preferred Stock


         1. Designation and Amount and Definitions. (a) There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be ___________/1/. Such series is referred to herein as the "Series A Preferred Stock". Notwithstanding any other provision in this Certificate of Designation of the Series A Preferred Stock (the "Certificate of Designation") to the contrary, such series shall be senior to the common stock, par value $.001 per share of the Corporation (the "Common Stock") with respect to dividends and the distribution of assets upon liquidation, dissolution or

--------

/1/ To include both 9% Note exchange and private placement of Series A Preferred Stock. Will include additional shares for PIK dividends.

winding up. Such number of shares may be increased or decreased by resolution of the Board of Directors, subject to the provisions of Section 7 hereof; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to fewer than the number of shares then issued and outstanding.

          (b) As used in this Certificate of Designation, except as otherwise provided in Subsection 4(c), the following terms shall have the following meanings:

               (i) The "Closing Bid Price" for any security for each trading day shall be the reported per share closing bid price of such security regular way on the Stock Market on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day.

               (ii) "Fair Market Value" of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series A Preferred Stock then outstanding (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

               (iii) "Market Price" shall mean the average Closing Bid Price for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined on any trading day, the Closing Bid Price for such trading day will be deemed to equal Fair Market Value of such security on such trading day.

               (iv) "Registered Holders" shall mean, at any time, the holders of record of the Series A Preferred Stock.

               (v) The "Stock Market" shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System ("NNM") or The Nasdaq SmallCap Market ("SCM" and, together with NNM, "Nasdaq") or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

               (vi) A "trading day" shall mean a day on which the relevant Stock Market is open for the transaction of business.

          2. Dividends and Distributions. (a) The holders, as of the Dividend Record Date (as defined below), of the Series A Preferred Stock shall be entitled to receive semi-annual dividends on their respective shares of Series A Preferred Stock (aggregating, for this purpose, all shares of Series A Preferred Stock held of record or, to the Corporation's knowledge, beneficially by such holder), payable, at the option of the Corporation, in cash or additional shares of Series A Preferred Stock, at the rate of 6.5% per annum (computed on the basis of a 360-day year of twelve 30 day months) of the Dividend Base Amount (as defined below), payable semi-annually in arrears; provided that, to the extent the declaration or payment of such dividend is prohibited by applicable law, such dividend need not be paid but shall nevertheless accrue and shall be paid promptly when applicable law permits. Such dividends shall accrue from the date of issuance of such share and shall be paid semi-annually on April 1 and October 1 of each year or, if any such day is not a business day, on the next succeeding business day. Such dividends shall be paid, at the election of the Corporation, either in cash or additional duly authorized, fully paid and non assessable shares of Series A Preferred Stock. In calculating the number of shares of Series A Preferred Stock to be paid with respect to each dividend, the Series A Preferred Stock shall be valued at $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock). Notwithstanding the foregoing, the Corporation shall not be required to issue fractional shares of Series A Preferred Stock; the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares (on an aggregated basis) will be rounded to the nearest whole share (with .5 of a share rounded upward) or whether such holder will be given cash in lieu of any fractional shares. The "Dividend Base Amount" of a share of Series A Preferred Stock shall be $100.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock). The "Dividend Record Date" shall mean, for each semi-annual dividend, the March 15 or September 15, as the case may be, immediately preceding the dividend payment date.

          (b) In addition to the foregoing, subject to the rights of the holders of any shares of any series or class of capital stock ranking prior, and superior to, or pari passu with, the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

          (c) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) of the Corporation unless all dividends required by Section 2(a) have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock.

          (d) [Reserved]

          (e) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

          (f) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

          (g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears (it being understood that this provision does not alter the Corporation's obligations under Section 2(a)).

          (h) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

          (i) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation unless the dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment.

          (j) "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series A Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting.

          3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a "Merger Transaction") (items (i), (ii) and (iii) of this sentence being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to the Dividend Base Amount at such time; provided, however, in the case of a Merger Transaction, such payment may be made in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction. In the case of property or in the event that any such securities are subject to an investment letter or other similar restriction on transferability, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. Notwithstanding item (iii) of the first sentence of this Subsection 3(a), any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity but the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting power of the corporation surviving such transaction and own amongst themselves such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event provided that the surviving corporation shall make appropriate provisions to ensure that the terms of this Certificate of Designation survive any such transaction. All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

          (b) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Subsection 3(a) hereof shall be valued as follows:

               (i) Securities not subject to an investment letter or other similar restriction on free marketability:

                    (A) If  actively  traded  on a Stock  Market,  the per share value shall be deemed to be the Market Price of such securities as of the third day prior to the date of valuation.

                    (B) If not  actively  traded  on a Stock  Market,  the value shall be the Fair Market Value of such securities.

               (ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the per share Market Price thereof.

               (iii) For all other securities, the value shall be the Fair Market Value thereof.

          4. Conversion.

          (a) Right of Conversion. Commencing after the expiration of 12 months following the Alternative Equity Closing Date (as hereinafter defined), but not prior thereto, the shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock (the "Conversion Price"), shall be equal to the product of 2.125 multiplied by the per share price (the "Stated Common Price") of Common Stock sold by the Corporation in connection with the Alternative Equity Offering (as such term is defined in the Corporation's Offer to Exchange dated February 6, 1998 (the "Original Offer to Exchange"), as amended by the Amendment thereto (the "Amendment") dated March 30, 1998 (collectively, the "Offer to Exchange")) and shall be subject to adjustment as provided herein. The rate at which each share Series A Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") shall be determined by dividing the then existing Conversion Price (determined in accordance with this Section 4, including the last paragraph hereof) into the Dividend Base Amount.

          The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Rate as of the date of the closing of the Alternative Equity Offering (the "Alternative Equity Closing Date"), showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock.

          (b) Conversion Procedures. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

          The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, subject to
Section 4(d). Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

          The Corporation shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

          All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Subsection 4(g) hereof, a holder of Series A Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

          (c) Adjustment of Conversion Rate and Conversion Price.

               (i) As used in this Subsection 4(c), the following terms shall have the following meanings:

               "Capital Stock" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Corporation;

               "Common Stock" of any Person other than the Corporation means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participation or interests in such Person (or equivalents thereof). "Common Stock" of the Corporation means the Common Stock, par value $.001 per share, of the Corporation, any successor class or classes of common equity (however designated) of the Corporation into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Corporation which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, "Common Stock" means Common Stock of the Corporation;

               "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an NASD member firm selected by the Corporation. If such security is not quoted by any such organization and no such NASD member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof;

               "Fair Market Value" means, at any date as to any asset, Property or right (including without limitation, Capital Stock of any Person, evidence of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the transfer agent and that, if there is a Current Market Price for such item on such date, "Fair Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof);

               "GAAP"  means,  as of any  date,  generally  accepted  accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective;

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person;

               "Officers' Certificate" means a certificate signed on behalf of the Corporation by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Corporation;

               "Person" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

               "Preferred Stock" of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalent thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, "Preferred Stock" means Preferred Stock of the Corporation;

               "Property" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP;

               "Subsidiary" of a Person on any date means any other Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means a Subsidiary of the Corporation.

               (ii) If the Corporation shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Corporation, (ii) subdivide the outstanding Common Stock into a greater number of shares by any means or (iii) combine the outstanding Common Stock into a smaller number of shares by any means including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Registered Holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Registered Holder would have owned or have been entitled to receive upon the happening of such event had such Series A Preferred Stock been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Paragraph 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

               (iii) If the Corporation shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Paragraph 4(c)(ii)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Corporation enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                    (A) if such Capital  Stock is Common  Stock,  a fraction the numerator of which is the number of shares of Common Stock outstanding, on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Corporation either (A) in connection with such issuance or distribution or
               (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

                    (B) if such  Capital  Stock is other than  Common  Stock,  a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

          Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Corporation for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant,option or convertible or exchangeable security, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Paragraph 4(c)(iii), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities and (ii) the issuance of convertible preferred stock of the Corporation as a dividend on convertible preferred stock of the Corporation will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such underlying convertible preferred stock was issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such convertible stock so issued as a dividend are the same as in such underlying convertible preferred stock.

               Notwithstanding any contained in this Certificate of Designation to the contrary, options, rights or warrants issued or distributed by the Corporation, including options, rights or warrants distributed prior to the date of filing of this Certificate of Designation, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this

          Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Subsection 4(c) (and no adjustment to the Conversion Price under this Subsection 4(c) will be required) if and for so long as each Registered Holder who thereafter converts such Registered Holder's Series A Preferred Stock shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Registered Holder's Series A Preferred Stock is entitled to receive at the time of such conversion in accordance with the terms and provisions of, and applicable to, such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Registered Holder is not entitled to receive such options, rights or warrants upon conversion of such Registered Holder's Series A Preferred Stock, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Paragraph 4(c)(iii) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph, if any such option, right or warrant, including any such options right or warrants distributed prior to the date of filing of this Certificate of Designation, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidence of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provision of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, right or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Paragraph 4(c)(vi) or this paragraph) an adjustment to the Conversion Price under this Subsection 4(c) and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

               (iv) If the Corporation shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital

          Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Corporation, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Corporation, any Subsidiary or any other Person, but excluding payments and distributions as described in Paragraphs 4(c)(ii) or (iii), dividends and distributions in connection with a Liquidation Event and distributions consisting solely of cash described in Paragraph 4(c)(v)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share of Common Stock on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Paragraph 4(c)(iv), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date. For all purposes of this Certificate of Designation, adjustments to any security's conversion or exercise price pursuant to such security's original terms shall not be deemed a distribution or dividend to holders thereof.

               (v) If the Corporation shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Corporation in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of (i) the aggregate amount for such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholder entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Paragraph 4(c)(v) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Registered Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such
          conversion   and  in  addition  to  the  Common  Stock  issuable  upon
          conversion) the aggregate amount of cash per share such Registered Holder would have received had such Registered Holder's Series A Preferred Stock been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Paragraph 4(c)(v); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this Paragraph 4(c)(v), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

               (vi) The provisions of this Subsection 4(c) shall similarly apply to all successive events of the type described in this Subsection 4(c). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Paragraph 4(c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the transfer agent shall be entitled to rely conclusively thereon. Except as provided in this Section 4, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

               (vii) Whenever the Conversion Price is adjusted as provided herein, the Corporation shall promptly file with the transfer agent an Officers' Certificate setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Corporation shall give or cause to be given to each Registered Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

               (viii) Notwithstanding anything contained herein to the contrary, in any case in which this Subsection 4(c) provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Registered Holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Registered Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Subsection 4(d).

               (ix) Notwithstanding any other provision hereof, no adjustment to the Conversion Price shall be made upon the issuance or exercise or conversion of (1) options or warrants to purchase, in the aggregate, up to 25% of the securities sold in the offerings of securities of the Corporation described in the Original Offer to Exchange or any options or warrants described in the Amendment in respect of the Alternative Equity Offering, in each case issued to (or to the designee of) any placement agent or financial advisor (such options or warrants, the "Offering Warrants"), (2) any equity securities or warrants of the Corporation (including, without limitation, the Series A Preferred Stock, warrants and equity securities underlying warrants) issued in exchange for 9% Convertible Subordinated Notes due 2004 (the "9% Notes") of the Corporation or accrued interest thereon or pursuant to the conversion or exercise provisions thereof, (3) any warrants issued in connection with the offerings described in the Original Offer to Exchange or the Amendment (collectively, the "Offering"), (4) any warrants issued to Forum Capital Markets, LLC ("Forum") in exchange for or in addition to, or any amendment to, any warrants held by Forum, in each case, pursuant to a letter agreement dated January 5, 1998, between the Corporation and Forum, and any other warrants to purchase Common Stock or shares of Common Stock issued to Forum or its designee, (5) any Series A Preferred Stock issued in the Offering, (6) any Capital Stock issued or cash paid as dividends on the Series A Preferred Stock or (7) any Capital Stock issued or cash paid upon the mandatory conversion or redemption of any Series A Preferred Stock in accordance with Section 5 of this Certificate of Designation.

          (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of such aggregate number of shares of Series A Preferred Stock, the Corporation may elect, in its sole discretion, independently for each holder, whether such number of shares of Common Stock will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Market Price of the Common Stock as of the close of business on the day of conversion.

          (e) [Reserved]

          (f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock.

          The Corporation shall pay any and all issue or other taxes (excluding any income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or need not be paid.

          (g) Prior Notice of Certain Events. In case:

               (i) the Corporation shall declare any dividend (or any other distribution); or

               (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

               (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

               (iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

               (v) of any Liquidation Event;

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend. distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange or Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

          (h) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to the Registered Holders a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

          The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.001 per share, the current par value of the Common Stock into which the Series A Preferred Stock is convertible.

          (i) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.

          5. Mandatory Conversion and Redemption. (a) At any time after the expiration of 12 months after the Alternative Equity Closing Date, the Corporation at its option, may cause the Series A Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock using a conversion price equal to 200% of the Stated Common Price if the Closing Bid Price (or, if the price referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock shall have equalled or exceeded 250% of the Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion (such event, the "Market Trigger"). Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to
Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

          (b) At any time after April 1, 2000, the Corporation, at its option, may redeem the Series A Preferred Stock for cash equal to the Dividend Base Amount at such time, if the Market Trigger has occurred in the period ending three days prior to the date of notice of redemption (unless previously converted at the option of the holder).

          (c) No greater than 60 nor fewer than 20 days prior to the date of any such mandatory conversion or redemption, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted or redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion or redemption, the place or places for surrender of shares of Series A Preferred Stock and the then effective Conversion Rate pursuant to Section 4.

          Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted or redeemed shall not affect the validity of the proceedings for the conversion or redemption of any other shares of Series A Preferred Stock. On or after the date fixed for conversion or redemption (the "Take-Out Date") as stated in such notice, each holder of shares called to be converted or redeemed shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion or redemption. After the mailing of such notice, but before the Take-Out Date as stated therein, all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to convert such shares pursuant to Section 4 and to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate. On or after the Take-Out Date, notwithstanding that the certificates evidencing any shares properly called for conversion or redemption shall not have been surrendered, such shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion or redemption (except the right of the holders to have such shares converted or redeemed, as the case may be, upon surrender of their certificates therefor, pursuant to this Section 5) shall terminate.

          6. Outstanding Shares. For purposes of this Certificate of Designation, a share of Series A Preferred Stock, when issued, shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock or redeemed pursuant to Section 5 and (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

          7. Class Voting Rights. The Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series A Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (it being understood that the issuance of securities ranking prior to, or pari passu with, the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of dividends or distributions shall not be considered adversely to affect such relative rights, preferences, qualifications, limitations or restrictions); or (ii) authorize or issue, or increase the authorized amount of, Series A Preferred Stock, other than Series A Preferred Stock issuable in connection with the Offering, issuable in exchange for 9% Notes or accrued interest thereon or issuable as dividends on Series A Preferred Stock.

          8. Status of Acquired Shares. Shares of Series A Preferred Stock received upon conversion or redemption pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

          9. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

          10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

          11. Restrictions on Change of Control. Notwithstanding anything to the contrary contained in this Certificate of Designation, without the prior written consent of the Corporation, so long as any 9% Notes remain outstanding under that certain Indenture dated as of March 26, 1997 (as amended, the "Indenture") in respect of the 9% Notes, no holder of Series A Preferred Stock shall have voting rights granted hereunder, be entitled to receive any voting securities of the Corporation pursuant hereto or be entitled to exercise any of the conversion rights set forth herein (each, a "Restricted Event"), to the extent that any such Restricted Event could, in the Corporation's reasonable judgment, either alone or in conjunction with other issuances or holdings of capital stock, warrants or convertible securities of the Corporation, result in a Change of Control (as defined in the Indenture).


                            [Signature page follows]

          IN WITNESS WHEREOF, ____________, __________ of the Corporation, acting for and on behalf of the Corporation, has hereunto subscribed his name this ____ day of ________, 1998.


                                       HYBRIDON, INC.



                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

[Revised Structure]
                                                                         ANNEX B

                            FORM OF WARRANT AGREEMENT

          AGREEMENT, dated as of this ______th day of ________, 1998, by and among HYBRIDON, INC., a Delaware corporation ("Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as warrant agent ("Warrant Agent").

                               W I T N E S S E T H

          WHEREAS, the Company has accepted 9% Convertible Subordinated Notes Due 2004 ("9% Notes") of the Company in exchange for shares of Series A Convertible Preferred Stock, par value $0.01 per share, (the "Series A Preferred Stock") of the Company and warrants to be issued pursuant to this Agreement ("Class A Warrants") pursuant to an Offer to Exchange dated February 6, 1998 (the "Original Offer to Exchange") disseminated to all of the holders of the 9% Notes (as subsequently amended by the Amendment thereto dated March 30, 1998 (the "Amendment"), the "Offer to Exchange," and such exchange offer, as subsequently amended by the Amendment, the "Exchange Offer");

          WHEREAS, pursuant to the Exchange Offer, the Company may issue a number of Class A Warrants equal to the Warrant Coverage Quantity (as defined below);

          WHEREAS, each Class A Warrant initially entitles the Registered Holder (as defined below) thereof to purchase one (1) share of Common Stock at the Purchase Price (as defined below);

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and redemption of the Class A Warrants, the issuance of certificates representing the Class A Warrants, the exercise of the Class A Warrants, and the rights of the holders thereof;

          NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Class A Warrants and the certificates representing the Class A Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Class A Warrants and the Warrant Agent, the parties hereto agree as follows:

          SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consisted of 100,000,000 authorized shares of Common Stock, par value $.001 per share.

          (b) The "Closing Bid Price," for each trading day, shall be the reported per share closing bid price of the Common Stock regular way on the Stock Market on such trading day or, if there were no transactions on such trading day, shall mean the average of the reported per share closing bid and asked prices, regular way, of the Common Stock on the Stock Market on such trading day.

          (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which, at any particular time, its principal business shall be administered, which office is located at the date hereof at 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey, 07660.

          (d) "Exercise Date" shall mean, as to any Class A Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Class A Warrant, with the subscription form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

          (e) [Reserved]

          (f) "Fair Market Value" means, with respect to any security or other asset, the fair market value set by, or determined in a manner established by, the Board of Directors of the Company.

          (g) "Initial Warrant Exercise Date" shall mean, as to each Class A Warrant, the date which is 12 months after the Alternative Equity Closing Date (as hereinafter defined).

          (h) "Market Price" shall mean the average Closing Bid Price, for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value.

          (i) The "Purchase Price" per share of Common Stock shall mean the product of 2.125 multiplied by the per share price of Common Stock sold by the Company in connection with the Alternative Equity Offering (as such term is defined in the Amendment), subject to adjustment from time to time pursuant to the provisions of Section 9, and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders.

          (j) [Reserved]

          (k) "Registered Holder" shall mean, as to any Class A Warrant and as of any particular date, the person in whose name the certificate representing the Class A Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

          (l) The "Stock Market" shall mean the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System or The Nasdaq SmallCap Market (collectively, "Nasdaq") or, if the Common Stock is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

          (m) A "trading day" shall mean a day on which the Stock Market is open for the transaction of business.

          (n) "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C., as the Company's transfer agent, or its authorized successor, as such.

          (o) "Warrant Coverage Quantity" shall mean 25% of the quotient of (i) the initial aggregate Dividend Base Amount (as defined in the Certificate of Designation for the Series A Preferred Stock) of the Series A Preferred Stock issued pursuant to the Exchange Offer, divided by (ii) the Purchase Price without giving effect to any adjustments to such Purchase Price occurring after the date hereof.

          (p) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the day prior to the fourth anniversary of the Initial Warrant Exercise Date; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the next following day which in the State of New York is neither a holiday nor a day on which banks are authorized or required to close. Upon notice to all Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

          (q) Unless otherwise stated, section references used within this Warrant Agreement refer to sections of this Warrant Agreement.

          SECTION 2. Warrants and Issuance of Warrant Certificates.

          (a) A Class A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Class A Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

          (b) The Class A Warrants issued pursuant to the Exchange Offer will immediately be detachable and separately transferable from the shares of Series A Preferred Stock also issued pursuant thereto.

          (c) Within five business days after the date that 9% Notes are irrevocably exchanged pursuant to the Exchange Offer, Warrant Certificates representing the number of Class A Warrants to be issued pursuant to the Exchange Offer shall be executed by the Company and delivered to the Warrant Agent. Within five business days of receipt of the Warrant Certificates by the Warrant Agent, the Warrant Agent shall send the Warrant Certificates to the Registered Holders. The Company shall issue a written order, signed by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, to the Warrant Agent directing that the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent in accordance with the preceding sentence.

          (d) From time to time, until the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations of Common Stock, subject to adjustment as described herein, upon the exercise of Class A Warrants in accordance with this Agreement.

          (e) From time to time, until the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Class A Warrants represented by any Warrant Certificate, to evidence any unexercised Class A Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6;
(iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment to, or change in: the Purchase Price; the number of shares of Common Stock purchasable upon exercise of the Class A Warrants; or the Warrant Expiration Date.

          SECTION 3. Form and Execution of Warrant Certificates.

          (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class A Warrants may be listed, or to conform to usage or to the requirements of Section 2. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters AW on Class A Warrants of all denominations.

          (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided herein.

          SECTION 4. Exercise. Each Class A Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Class A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Class A Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Class A Warrant and shall notify the Company in writing of the exercise of the Class A Warrants. Promptly following, and in any event within five business days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Class A Warrants of the Registered Holder). In the case of payment made in the form of a check drawn on an account of such investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall promptly be issued without prior notice to the Company nor any delay. Upon the exercise of any Class A Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Class A Warrant (the "Warrant Proceeds") to the Company or as the Company may otherwise direct in writing.

          SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.

          (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Class A Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class A Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Class A Warrants shall, at the time of delivery (assuming full payment of the Purchase Price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the Registered Holders themselves and except as arising from applicable Federal and state securities laws) and that the Company shall have paid all taxes, if any, in respect of the original issuance thereof (except as otherwise provided in Subsection 5(c)).

          (b) The Registered Holders of Class A Warrants shall have the registration rights provided in the Offer to Exchange. The Class A Warrants shall not be exercisable in any state where such exercise would be unlawful.

          (c) The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges (but in no case income taxes) that may be imposed with respect to the issuance of Class A Warrants, or the issuance or delivery of any shares upon exercise of the Class A Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Class A Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

          (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Class A Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Class A Warrants.

          SECTION 6. Exchange and Registration of Transfer.

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Class A Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Warrant Certificates that the Registered Holder making the exchange shall be entitled to receive.

          (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and any transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants.

          (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

          (d) A service charge may be imposed by the Warrant Agent on holders for any exchange or registration of transfer of Warrant Certificates of such holders. In addition, the

Company may require payment by such holder of a sum sufficient to cover any tax or governmental or other charge that may be imposed in connection therewith.

          (e) All Warrant Certificates surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent in a manner consistent with its customary practices until termination of this Warrant Agreement or resignation as Warrant Agent or disposed of or destroyed at the direction of the Company.

          (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Class A Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          SECTION 7. Loss or Mutilation. Upon receipt by the Warrant Agent of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall ( in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Class A Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

          SECTION 8. [Reserved]

          SECTION 9. Adjustment of Purchase Price and Number of Shares of Common Stock or Class A Warrants. Upon, and only upon, each adjustment of the Purchase Price pursuant to this Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Class A Warrant shall (subject to the provisions contained in Subsection 9(c)) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

          (a) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Class A Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Class A Warrant as herein provided, so that each Class A Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Class A Warrant held of record prior to such adjustment of the number of Class A Warrants shall become that number of Class A Warrants (calculated to the nearest tenth) equal to a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Class A Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10, the number of additional Class A Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Class A Warrants to which such Holder shall be entitled after such adjustment.

          (b) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Class A Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Subsection 2(e), continue to express the same Purchase Price per share, number of shares purchasable thereunder as when the same were originally issued.

          (c) As used in this Section 9, the following terms shall have the following meanings:

               "Capital Stock" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "Capital Stock" means Capital Stock of the Company;

               "Common Stock" of any Person other than the Company means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participation or interests in such Person (or equivalents thereof). "Common Stock" of the Company means the Common Stock, par value $.001 per share, of the Company, any successor class or classes of common equity (however designated) of the Company into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Company which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, "Common Stock" means Common Stock of the Company;

               "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an NASD member firm selected by the Company. If such security is not quoted by any such organization and no such NASD member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof;

               "Fair Market Value" means, at any date as to any asset, Property or right (including without limitation, Capital Stock of any Person, evidence of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the transfer agent and that, if there is a Current Market Pricefor such item on such date, "Fair Market Value" means such Current Market Price (without giving effect to the last sentence of the definition thereof);

               "GAAP"  means,  as of any  date,  generally  accepted  accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective;

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person;

               "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company;

               "Person" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

               "Preferred Stock" of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalent thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, "Preferred Stock" means Preferred Stock of the Company;

               "Property" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP;

               "Subsidiary" of a Person on any date means any other Person of whom such Person owns, directly or indirectly through a Subsidiary or Subsidiaries of such Person, Capital Stock with voting power, acting independently and under ordinary circumstances, entitling such person to elect a majority of the board of directors or other governing body of such other Person. Unless otherwise stated herein or the context otherwise requires, "Subsidiary" means a Subsidiary of the Company.

          (d) If the Company shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Company, (ii) subdivide the outstanding Common Stock into a greater number of shares by any means or (iii) combine the outstanding Common Stock into a smaller number of shares by any means including, without limitation, a reverse stock split), then in each such case the Purchase Price in effect immediately prior thereto shall be adjusted so that the Registered Holder of any Class A Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock that such Registered Holder would have owned or have been entitled to receive upon the happening of such event had such Class A Warrants been exercised immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Subsection 9(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

          (e) If the Company shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Subsection 9(d) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Purchase Price shall be reduced by multiplying the Purchase Price in effect immediately prior to such earliest date by:

               (i) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding, on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Company either (A) in connection with such issuance or distribution or (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

               (ii) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the difference between (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued and (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

          Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable security, the issuance of which resulted in an adjustment in the Purchase Price pursuant to this Subsection 9(e), shall expire and shall not have been exercised, the Purchase Price shall immediately upon such expiration be recomputed to the Purchase Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (i) the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Purchase Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities and (ii) the issuance of convertible preferred stock of the Company as a dividend on convertible preferred stock of the Company will not cause an adjustment in the Purchase Price if no such adjustment would have been required at the time such underlying convertible preferred stock was issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such convertible stock so issued as a dividend are the same as in such underlying convertible preferred stock.

          Notwithstanding anything contained in this Warrant Agreement to the contrary, options, rights or warrants issued or distributed by the Company, including options, rights or warrants distributed prior to the date of this Warrant Agreement, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this
Section 9 (and no adjustment to the Purchase Price under this Section 9 will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such options, rights or warrants shall continue to be deemed not to have been issued or distributed for purposes of this Section 9 (and no adjustment to the Purchase Price under this Section 9 will be required) if and for so long as each Registered Holder who thereafter exercises such Registered Holder's Class A Warrants shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of such options, rights or warrants, as the case may be, equal to the number of options, rights or warrants to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of such Registered Holder's Class A Warrants is entitled to receive at the time of such exercise in accordance with the terms and provision of, and applicable to, such options, rights or warrants. Upon the expiration of any such options, rights or warrants or at such time, if any, as a Registered Holder is not entitled to receive such options, rights or warrants upon exercise of such Registered Holder's Class A Warrants, an adjustment (if any is required) to the Purchase Price shall be made in accordance with this Subsection 9(e) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph, if any such option, right or warrant, including any such options right or warrants distributed prior to the date of this Warrant Agreement, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidence of indebtedness, cash, Properties or other assets or different amounts thereof, then, subject to the preceding provision of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, right or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Subsection 9(h) or of this paragraph) an adjustment to the Purchase Price under this Section 9 and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Purchase Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

          (f)  If  the  Company  shall  pay  or  distribute,  as a  dividend  or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Company, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Company, any Subsidiary or any other Person, but excluding payments and distributions as described in Subsections 9(d) or (e), dividends and distributions in connection with a Liquidation Event (as defined in the Certificate of Designation for the Series A Preferred Stock) and distributions consisting solely of cash described in Subsection 9(g), then in each such case the Purchase Price shall be reduced by multiplying the Purchase Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share of Common Stock on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Subsection 9(f), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date. For all purposes of this Warrant Agreement, adjustments to any security's exercise or exercise price pursuant to such security's original terms shall not be deemed a distribution or dividend to holders thereof.

          (g) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of
(i) the aggregate amount for such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholder entitled to receive such distribution with respect to which no adjustment has been made to the Purchase Price pursuant to this Subsection 9(g) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Purchase Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Purchase Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Registered Holder shall have the right to receive upon exercise (with respect to each share of Common Stock issued upon such exercise and in addition to the Common Stock issuable upon exercise) the aggregate amount of cash per share such Registered Holder would have received had such Registered Holder's Class A Warrant been exercised immediately prior to such record date. In no event shall the Purchase Price be increased pursuant to this Subsection 9(g); provided, however, that if such distribution is not so made, the Purchase Price shall be adjusted to be the

Purchase Price which would have been in effect if such distribution had not been declared. For purposes of this Subsection 9(g), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

          (h) The provisions of this Section 9 shall similarly apply to all successive events of the type described in this Section 9. Notwithstanding anything contained herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price then in effect; provided, however, that any adjustments which by reason of this Subsection 9(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the Transfer Agent shall be entitled to rely conclusively thereon. Except as provided in this Section 9, no adjustment in the Purchase Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

          (i) Whenever the Purchase Price is adjusted as provided herein, the Company shall promptly file with the Warrant Agent an Officers' Certificate setting forth the Purchase Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Registered Holder a notice of such adjustment of the Purchase Price setting forth the adjusted Purchase Price and the date on which such adjustment becomes effective. The Warrant Agent may rely on the information in such Officers' Certificate as true and correct and has no duty or obligation independently to verify the amounts or calculations set forth therein.

          (j) Notwithstanding anything contained herein to the contrary, in any case in which this Section 9 provides that an adjustment in the Purchase Price shall become effective immediately after a record date for an event, the Company may defer (and shall promptly give the Warrant Agent notice of any such deferral) until the occurrence of such event (i) issuing to the Registered Holder of any Class A Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Registered Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 10.

          (k) Notwithstanding any other provision hereof, no adjustment to the Purchase Price shall be made upon the issuance or exercise or conversion of (1) options or warrants to purchase, in the aggregate, up to 25% of the securities sold in the offerings of securities of the Company described in the Original Offer to Exchange or any options or warrants described in the Amendment in respect of the Alternative Equity Offering, in each case issued to (or to the designee of) any placement agent or financial advisor (such options or warrants, the "Offering Warrants"), (2) any equity securities or warrants of the Company (including, without limitation, the Series A Preferred Stock, warrants and equity securities underlying warrants) issued in exchange for 9% Notes or accrued interest thereon or pursuant to the conversion or exercise provisions thereof, (3) any warrants issued in connection with the offerings described in the Original Offer to Exchange or the Amendment
(collectively, the "Offering"), (4) any warrants issued to Forum Capital Markets, LLC ("Forum") in exchange for or in addition to, or any amendment to, any warrants held by Forum, in each case, pursuant to a letter agreement dated January 5, 1998, between the Company and Forum, and any other warrants to purchase Common Stock or shares of Common Stock issued to Forum or its designee,
(5) any Series A Preferred Stock issued in the Offering, (6) any Capital Stock issued or cash paid as dividends on the Series A Preferred Stock or (7) any Capital Stock issued or cash paid upon the mandatory conversion or redemption of any Series A Preferred Stock in accordance with Section 5 of the Certificate of Designation for the Series A Preferred Stock.

          (l) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Class A Warrants and the Company if made in good faith by the Board of Directors of the Company.

          SECTION 10. Fractional Warrants and Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon exercise of Class A Warrants. If more than one certificate evidencing Class A Warrants shall be surrendered for exercise at one time by the same holder, the number of full shares issuable upon exercise thereof shall be computed on the basis of the aggregate number of Class A Warrants so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon exercise of such aggregate number of Class A Warrants, the Company may elect in its sole discretion, independently for each holder, whether such number of shares of Common Stock will be rounded to the nearest whole share (with .5 of a share rounded upward) or whether such holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the Market Price of the Common Stock as of the Exercise Date.

          SECTION 11. Warrant Holders Not Deemed Stockholders. No holder of Class A Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Class A Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Class A Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Class A Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

          SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Class A Warrants, and any Registered Holder of a Class A Warrant, without consent of the Warrant Agent or of the holder of any other Class A Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Class A Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

          SECTION 13. Agreement of Warrant Holders. Every holder of any Class A Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of any Class A Warrant that:

          (a) The Class A Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if the Warrant Certificates representing such Class A Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent, in its sole discretion, together with payment of any applicable transfer taxes; and

          (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Class A Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6.

          SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Class A Warrant or Class A Warrants, the Warrant Certificate or Warrant Certificates evidencing the same, by redemption or otherwise, shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Class A Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

          SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent does not hereby assume any obligation, relationship, agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Class A Warrants. The Warrant Agent shall not, by issuing and delivering Warrant Certificates, or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Class A Warrants represented thereby or of any securities or other property delivered upon exercise of any Class A Warrant or whether any stock issued upon exercise of any Class A Warrant is fully paid and nonassessable.

          The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists that may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

          The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, or any Vice President and the Secretary, or any Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder as governed by a separate agreement to be entered into between the Warrant Agent and the Company; the Company further agrees to indemnify the
Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

          The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holders of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          Any entity into which the Warrant Agent or any new warrant agent may be converted or merged or any entity resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any entity succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such entity is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

          The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Class A Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          SECTION 16. Modification of Agreement. The parties hereto and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Class A Warrants which are to be governed by this Agreement resulting from a subsequent offering of Company securities which includes Class A Warrants having the same terms and conditions as the Class A Warrants, originally covered by or subsequently added to this Agreement under this Section 16; or (iii) that they may deem necessary or desirable and that shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing more than 50% of the Class A Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Class A Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Class A Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

          SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by means of first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; and if to the Company, at 620 Memorial Drive, Cambridge, Massachusetts, 02139, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office, Attention: Relationship Manager.

          SECTION 18. Restrictions on Change of Control. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Company, so long as any 9% Notes remain outstanding under that certain Indenture dated as of March 26, 1997 (as amended, the "Indenture") in respect of the 9% Notes, no holder of Class A Warrants shall be entitled to exercise such Class A Warrants to the extent such exercise could, in the Company's reasonable judgment, either alone or in conjunction with other issuances or holdings of capital stock, other warrants or convertible securities of the Company, result in a Change of Control (as defined in the Indenture).

          SECTION 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws.

          SECTION 20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended nor shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          SECTION 21. Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Class A Warrants or such earlier date upon which all Class A Warrants have been exercised or redeemed, except that the Warrant Agent shall account to the Company for cash held by it and Section 15 shall survive such termination.

          SECTION 22. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                HYBRIDON, INC.

                                By:
                                   ---------------------------
                                   Authorized Officer



                                CHASEMELLON SHAREHOLDER
                                SERVICES, L.L.C., as Warrant Agent


                                By:
                                   ---------------------------
                                   Authorized Officer

                                    EXHIBIT A

                  [FORM OF FACE OF CLASS A WARRANT CERTIFICATE]

THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A WARRANT AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM HYBRIDON, INC. (THE "COMPANY"). THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

No. __ _______________ Class A Warrants

                       VOID AFTER __________________, 2003

                    CLASS A WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                                 HYBRIDON, INC.

         This certifies that FOR VALUE RECEIVED
--------------------------------------------------------------------------------
____________________________ or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Class A Warrants") specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.001 per share ("Common Stock"), of Hybridon, Inc., a Delaware corporation (the "Company"), at any time between _______________, 1999, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of ChaseMellon Shareholder Services, L.L.C., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of the Purchase Price (as defined in the Warrant Agreement) in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

          This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to, and are subject in all respects to, the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________ _____, 1998, by and among the Company and the Warrant Agent.

          In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment. Furthermore, this Warrant may not be exercised in certain circumstances described in Section 18 of the Warrant Agreement.

          Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of fewer than every Class A Warrant represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.

          The term  "Expiration  Date"  shall mean 5:00 P.M.  (New York time) on
____________, 2003, or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders of the Class A Warrants, the Company shall have the right to extend the Expiration Date.

          The Class A Warrants represented hereby shall not be exercisable in any state where such exercise would be unlawful.

          This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          The Registered Holder shall not be entitled to any rights of a stockholder of the Company in respect of any unexercised Class A Warrants held by such Registered Holder, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

          Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                      HYBRIDON, INC.


Dated:                                By:
      ---------------------------        --------------------------------------
                                      By:
                                         --------------------------------------
                                                         [seal]



Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Warrant Agent


By:
    -----------------------------------
         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                TRANSFER FEE: $___________ PER CERTIFICATE ISSUED

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                      in Order to Exercise Class A Warrants


          The undersigned Registered Holder hereby irrevocably elects to exercise _________ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------

                     [please print or type name and address]

and be delivered to

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------

                     [please print or type name and address]

and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the within Class A Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.


                                         ---------------------------------------
                                         (Name of NASD Member)


Dated:                                   X
      -----------------------              -------------------------------------
                                           -------------------------------------
                                           -------------------------------------
                                                         Address


                                           -------------------------------------
                                               Taxpayer Identification Number


                                           -------------------------------------
                                                    Signature Guaranteed


                                           -------------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                       in Order to Assign Class A Warrants

FOR VALUE RECEIVED, _______________________________________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------
               -------------------------------------------------

                     [please print or type name and address]

________________________________  of the Class A  Warrants  represented  by this
Warrant   Certificate,   and  hereby   irrevocably   constitutes   and  appoints
______________________________

--------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                   X
      -----------------------              -------------------------------------
                                                   Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                                                         ANNEX C

    As filed with the Securities and Exchange Commission on February 24, 1998
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 9, 1998


                                     0-27352
                            (Commission File Number)


                         ------------------------------


                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                       3072298
     (State of Incorporation)                          (IRS Employer
                                                  Identification Number)


               620 Memorial Drive, Cambridge, Massachusetts 02139
              (Address of registrant's principal executive office)


                                 (617) 528-7000
                         (Registrant's telephone number)


                         ------------------------------

--------------------------------------------------------------------------------

ITEM 9. Sales of Equity Securities Pursuant to Regulation S

          On February 9, 1998, as part of a private placement (the "Offering"), Hybridon, Inc. (the "Company") sold $2,384,000 in principal amount of Notes due 2007 (the "Offering Notes"), and warrants (the "Warrants") to purchase common stock, par value $.001 per share, of the Company, pursuant to the terms of the Offering described in its Current Report on Form 8-K, and the press release filed as an exhibit thereto, dated January 22, 1998 (the "January 22, 1998 8-K"). The Offering Notes were issued at face value in offshore transactions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The purchasers of the Offering Notes were accredited investors (as defined in Regulation D promulgated under the Securities Act).

          The terms of conversion of the Offering Notes and the terms of the Warrants are described in the January 22, 1998 8-K.

          The net proceeds to the Company from the Offering are presently intended to be used for general corporate purposes, primarily research and product development activities, including costs of preparing Investigational New Drug applications and conducting preclinical studies and clinical trials, the payment of payroll and other accounts payable and for debt service required under the Company's debt obligations.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               HYBRIDON, INC.

                               By: /s/ E. ANDREWS GRINSTEAD, III
                                   ------------------------------------------
                                     Name:  E. Andrews Grinstead, III
                                     Title: Chairman of the Board, President and
                                            Chief Executive Officer

                               Date:  February 24, 1998